                                  EXHIBIT 11
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                     FISCAL YEAR ENDED
                                                                   --------------------------------------------------

                                                                       MARCH 1,       MARCH 2,       FEBRUARY 25,
                                                                        1997           1996               1995
                                                                  ----------------    ---------       -----------

PRIMARY:

Net loss.....................................................     $    (620,994) $  (3,458,163)   $  (244,980)

Weighted average common shares outstanding...................         4,029,041      3,791,612      3,785,132

Common stock equivalents: (stock options and warrants).......               ---            ---            ---
                                                                   ------------   ------------     ----------

Weighted average number of common shares
and common share equivalents outstanding.....................         4,029,041      3,791,612      3,785,132
                                                                   ------------   ------------     ----------
                                                                   ------------   ------------     ----------

EARNINGS PER SHARE:

Net loss per common and common equivalent share..............     $       (0.15)  $      (0.91)   $     (0.06)
                                                                   ------------   ------------     ----------
                                                                   ------------   ------------     ----------



The Company's common stock has traded on the NASDAQ National Stock Market under the symbol "BFCI" since March 31, 1992. Prior to that date there was no public market for the Company's common stock.

NOTE: The calculation of fully diluted earnings per share is the same as the calculation shown above.

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